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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221266

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 14, 2017)

$50,000,000

Common Stock

        We have entered into a sales agreement with Stifel, Nicolaus & Company, Incorporated, or Stifel, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Stifel, acting as our agent.

        Our common stock is listed on the Nasdaq Global Market under the symbol "RARX." On May 8, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $5.93 per share.

        Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Stifel is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Stifel and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        The compensation to Stifel for sales of common stock sold pursuant to the sales agreement will be an amount up to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. See "Plan of Distribution" for additional information regarding the compensation to be paid to Stifel. In connection with the sale of the common stock on our behalf, Stifel will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Stifel will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Stifel with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE READ "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 9, 2018

PROSPECTUS SUPPLEMENT

ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under "Where You Can Find More Information; Incorporation by Reference" on page S-16 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. Neither we nor Stifel have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

        When we refer to "Ra Pharmaceuticals," "Ra Pharma," "we," "our," "us," the "Company" and "our company" in this prospectus supplement, we mean Ra Pharmaceuticals, Inc., unless otherwise specified. When we refer to "you," we mean the holders of the applicable series of securities.

        Ra Pharmaceuticals, Inc. holds registered trademarks to the word marks Ra Pharmaceuticals and Ra Pharma, as well as to the Ra Pharma logo mark, each of which is used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including "Risk Factors" beginning on page S-6 of this prospectus supplement, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. As used in this prospectus supplement and the accompanying prospectus, the terms "we," "our," "us," or "the Company" refer to Ra Pharmaceuticals, Inc., and its subsidiaries, taken as a whole, unless the context otherwise indicates.

Overview

        We are a clinical stage biopharmaceutical company using our proprietary peptide chemistry platform to develop novel therapeutics for the treatment of serious diseases that are caused by excessive or uncontrolled activation of the complement system, a critical component of the immune system. We are developing our lead product candidate, RA101495 SC, a convenient self-administered subcutaneous, or SC, injection, which is an injection into the tissue under the skin, for various complement-mediated diseases, including the treatment of paroxysmal nocturnal hemoglobinuria, or PNH, generalized myasthenia gravis, or gMG, atypical hemolytic uremic syndrome, or aHUS, and lupus nephritis, or LN.

        PNH is a rare, chronic, life threatening, blood disorder where red blood cells are mistakenly attacked and destroyed by the complement system.

        Myasthenia gravis, or MG, is a rare, complement-mediated, autoimmune disease that causes weakness in the skeletal muscles. Patients with MG present with muscle weakness that characteristically becomes increasingly severe with repeated use and recovers with rest. Muscle weakness can be localized to specific muscles, such as those responsible for eye movements, but often progresses to affect a broader range, including head, limb and respiratory muscles. This is often described as the generalized, or severe, form of the disease.

        Additionally, we are pursuing discovery and preclinical programs targeting selective inhibition of other uncontrolled complement pathway factors to treat a variety of ophthalmic, renal and inflammatory diseases. In addition to our focus on developing novel therapeutics to treat complement mediated diseases, we have validated our Extreme Diversity platform by successfully identifying and delivering orally available cyclic peptides for a non-complement cardiovascular target with a large market opportunity in a collaboration with Merck & Co., Inc.

Corporate Information

        We were incorporated under the laws of the State of Delaware in June 2008. Our principal executive offices are located at 87 Cambridge Park Drive, Cambridge, Massachusetts 02140, and our telephone number is (617) 401-4060. Our website address is www.rapharma.com. The information contained in, or accessible through, our website should not be considered a part of this prospectus supplement.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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  only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

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  reduced disclosure about our executive compensation arrangements;

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  no non-binding advisory votes on executive compensation or golden parachute arrangements;

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  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

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  an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

        We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2021; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC. We may choose to take advantage of some but not all of these exemptions. We have irrevocably elected to "opt out" of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

 THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $50.0 million.
Common stock outstanding immediately after the offering

Assuming all $50.0 million of our common stock is sold in this offering at an assumed offering price of $5.93 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2018, we would have had 40,718,387 shares of common stock outstanding as of March 31, 2018.

Manner of offering	"At the market offering" that may be made from time to time through our sales agent, Stifel. See "Plan of Distribution" on page S-13.
Use of proceeds

We intend to use the net proceeds of this offering, if any, to fund our clinical and preclinical programs and for working capital and general corporate purposes. Please see "Use of Proceeds" on page S-9.

Risk factors

See "Risk Factors" beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our common stock.

The Nasdaq Global Market symbol	"RARX"

        The number of shares of our common stock to be outstanding after this offering is based on 32,286,684 shares of our common stock outstanding as of March 31, 2018, and excludes:

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  4,003,991 shares of common stock issuable upon the exercise of outstanding options under our 2016 Stock Award and Incentive Plan, or the 2016 Plan, and under our 2010 Stock Award and Incentive Plan, or the 2010 Plan, with a weighted-average exercise price of $9.59 per share, as of March 31, 2018;

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  290,590 shares of common stock issuable upon the vesting of outstanding restricted stock units under our 2016 Plan, as of March 31, 2018;

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  191,000 shares of common stock issuable upon exercise of stock options granted after March 31, 2018, at a weighted average exercise price of $6.20 per share;

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  45,987 shares of common stock issuable upon the vesting of restricted stock units granted after March 31, 2018;

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  928,420 shares of common stock available for future issuance under the 2016 Plan as of March 31, 2018, as well as shares that become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan on January 1 of each calendar year; and

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  401,266 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan, or the 2016 ESPP, as of March 31, 2018, as well as shares that become available pursuant to provisions in the 2016 ESPP that automatically increase the share reserve under the 2016 ESPP on January 1 of each calendar year.

        Except as otherwise indicated, all information contained in this prospectus supplement assumes no exercise of any outstanding options.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

        The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 8,431,703 shares of our common stock are sold at a public offering price of $5.93 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2018, for aggregate gross proceeds of approximately $50.0 million, and after deducting estimated commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate and substantial dilution of approximately $2.08 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of March 31, 2018. For a more detailed discussion of the foregoing, see the section entitled "Dilution" below. To the extent outstanding stock options are exercised, there may be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible into or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

        Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

        Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering to fund our clinical and preclinical programs and for working capital and general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors set forth under the heading "Risk Factors."

        Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "anticipate," "project," "target," "design," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions and comparable terminology intended to identify forward -looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, but not limited to:

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  the initiation, timing, progress and results of our research and development programs and future preclinical and clinical studies;

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  the risk that topline data from our Phase 2 clinical program in paroxysmal nocturnal hemoglobinuria may not be indicative of final study results or results from future trials;

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  our ability to advance any product candidates into, and successfully complete, clinical studies and obtain regulatory approval for them;

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  our ability to identify additional product candidates using our Extreme DiversityTM platform;

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  the timing or likelihood of regulatory filings and approvals;

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  our ability to commercialize, market and manufacture our product candidates, if approved;

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  the pricing and reimbursement of our product candidates, if approved;

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  the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

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  the implementation of our strategic plans for our business, product candidates and technology;

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  the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

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  our expectations related to the use of proceeds from our public offering, and estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

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  our ability to maintain and establish collaborations;

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  our financial performance;

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  developments relating to our competitors and our industry, including the impact of government regulation;

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  the intended use of proceeds from this offering; and

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  other risks and uncertainties, including the important factors listed under the caption "Risk Factors" in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date on which the statements were made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking-statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

        We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Stifel as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to Stifel and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $48.3 million, after deducting Stifel's commission and estimated offering expenses payable by us.

        We intend to use the net proceeds we receive in this offering to fund our clinical and preclinical programs and for working capital and general corporate purposes.

        We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

PRICE RANGE OF COMMON STOCK

        Our common stock has been publicly traded on the Nasdaq Global Market under the symbol "RARX" since our initial public offering on October 26, 2016. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by the Nasdaq Global Market.

2018	High	Low
Second Quarter (through May 8, 2018)	$6.45	$4.78
First Quarter	$9.47	$5.03

2017
Fourth Quarter	$17.90	$7.15
Third Quarter	$19.03	$12.16
Second Quarter	$27.84	$15.13
First Quarter	$24.12	$13.83

2016
Fourth Quarter (for the period from October 26, 2016 through December 31, 2016)	$16.56	$12.05

        On May 8, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $5.93. As of May 8, 2018, there were 32,312,545 shares of our common stock outstanding held by approximately 15 holders of record.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

 DILUTION

        If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

        As of March 31, 2018, we had a net tangible book value of approximately $108.3 million, or $3.35 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at March 31, 2018.

        After giving effect to the issuance and sale by us of our common stock in the aggregate amount of $50.0 million at an assumed public offering price of $5.93 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2018, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $156.7 million, or approximately $3.85 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $0.50 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.08 per share to new investors in this offering.

        The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $50.0 million is sold at the assumed public offering price of $ 5.93 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2018. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$5.93
Net tangible book value per share as of March 31, 2018	$3.35
Increase in as adjusted net tangible book value per share attributable to this offering	0.50

As adjusted net tangible book value per share after this offering		3.85

Dilution per share to new investors participating in this offering		$2.08

        The above discussion and table are based on 32,286,684 shares of our common stock outstanding as of March 31, 2018, and excludes:

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  4,003,991 shares of common stock issuable upon the exercise of outstanding options under our 2016 Stock Award and Incentive Plan, or the 2016 Plan, and under our 2010 Stock Award and Incentive Plan, or the 2010 Plan, with a weighted-average exercise price of $9.59 per share, as of March 31, 2018;

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  290,590 shares of common stock issuable upon the vesting of outstanding restricted stock units under our 2016 Plan, as of March 31, 2018;

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  191,000 shares of common stock issuable upon exercise of stock options granted after March 31, 2018, at a weighted average exercise price of $6.20 per share;

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  45,987 shares of common stock issuable upon the vesting of restricted stock units granted after March 31, 2018;

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  928,420 shares of common stock available for future issuance under the 2016 Plan as of March 31, 2018, as well as shares that become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan on January 1 of each calendar year; and

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  401,266 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan, or the 2016 ESPP, as of March 31, 2018, as well as shares that become available pursuant to provisions in the 2016 ESPP that automatically increase the share reserve under the 2016 ESPP on January 1 of each calendar year.

        The foregoing table does not give effect to the exercise of the outstanding options described above. To the extent options are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

        We have entered into an at-the-market equity offering sales agreement, or sales agreement, with Stifel, under which we may issue and sell from time to time up to $50.0 million of our shares of common stock through Stifel. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement. Sales of our shares, if any, under this prospectus supplement may be made in sales deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act. Stifel will use commercially reasonable efforts to sell on our behalf all of the shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Stifel and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Stifel will not engage in any transactions that stabilize our shares.

        Stifel will offer the shares subject to the terms and conditions of the sales agreement on any trading day or as otherwise agreed upon by us and Stifel. We will designate the maximum amount and minimum price of shares to be sold through Stifel on a daily basis or otherwise determine such amounts together with Stifel. We may instruct Stifel not to sell shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or Stifel may suspend the offering of shares being made through Stifel under the sales agreement upon proper notice to the other party.

        Under the terms of the sales agreement, Stifel will receive from us a commission of up to 3.0% of the gross sales price per share for any shares sold through it under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

        Stifel will provide written confirmation to us following the close of trading on the Nasdaq Global Market each day in which shares are sold by Stifel for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us, and the compensation payable by us to Stifel.

        Settlement for sales of shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us.

        Under the terms of the sales agreement, we also may sell our shares to Stifel as principal for its own account at a price agreed upon at the time of sale. If we sell our shares to Stifel as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

        In connection with the sale of the shares on our behalf, Stifel will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation paid to Stifel will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Stifel against certain civil liabilities, including liabilities under the Securities Act.

        We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to Stifel under the sales agreement, will be approximately $0.2 million, which amount includes up to $35,000 that we have agreed to reimburse Stifel for the fees and expenses of its counsel.

        The offering of shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all of the shares subject to the sales agreement and (2) the termination of the sales agreement by Stifel or us.

        Stifel has from time to time provided, and in the future may provide, certain commercial banking, investment banking and financial advisory services to us and our affiliates, for which it has received, and in the future will receive, customary fees. To the extent required by Regulation M, Stifel will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Duane Morris LLP is counsel for Stifel in connection with this offering.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

        Our web site address is www.rapharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

        This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 14, 2018;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

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  our Definitive Proxy Statement on Schedule 14A, as amended, filed with the SEC on May 7, 2018;

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  our Current Reports on Form 8-K filed with the SEC on February 14, 2018, February 16, 2018 and May 9, 2018; and

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 21, 2016, including any amendments or reports filed for the purposes of updating this description.

        We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus supplement) by writing or telephoning us at the following address:

Ra Pharmaceuticals, Inc.
87 Cambridge Park Drive
Cambridge, Massachusetts 02140
(617) 401-4060

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may from time to time issue, in one or more series or classes, up to $250,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

        You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

        Our common stock is listed on The NASDAQ Global Market under the symbol "RARX." On October 31, 2017, the closing price for our common stock, as reported on The NASDAQ Global Market, was $13.14 per share. Our principal executive offices are located at 87 Cambridge Park Drive, Cambridge, MA 02140.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 14, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 30 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to the "company," "we," "us" and "our" refer to Ra Pharmaceuticals, Inc.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2016, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarter ended June 30, 2017 and March 31, 2017, each of which is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as "may," "will," "could," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section "Risk Factors."

        This prospectus contains forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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  the initiation, timing, progress and results of our research and development programs and future preclinical and clinical studies;

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  the risk that initial data from our ongoing Phase 2 clinical trial in paroxysmal nocturnal hemoglobinuria, or PNH, may not be indicative of final study results or data from other patients that we obtain from this clinical trial;

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  our ability to advance any product candidates into, and successfully complete, clinical studies and obtain regulatory approval for them;

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  our ability to identify additional product candidates using our Extreme DiversityTM platform;

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  the timing or likelihood of regulatory filings and approvals;

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  the commercialization, marketing and manufacturing of our product candidates, if approved;

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  the pricing and reimbursement of our product candidates, if approved;

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  the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

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  the implementation of our strategic plans for our business, product candidates and technology;

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  the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

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  our expectations related to the use of proceeds from our public offering, and estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

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  our ability to maintain and establish collaborations;

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  our financial performance;

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  developments relating to our competitors and our industry, including the impact of government regulation;

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  other risks and uncertainties, including those listed under the caption "Risk Factors" in this prospectus and any prospectus supplement that we may file.

        These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the "Risk Factors" section in this prospectus, the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A. Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and March 31, 2017, and our Current Reports on Form 8-K.

        Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

 PROSPECTUS SUMMARY

Overview

        We are a clinical-stage biopharmaceutical company using our proprietary peptide chemistry platform to develop novel therapeutics for the treatment of serious diseases that are caused by excessive or uncontrolled activation of the complement system, a critical component of the immune system. We are developing our lead product candidate, RA101495, a convenient self-administered subcutaneous, or SC, injection, which is an injection into the tissue under the skin, for the treatment of PNH. PNH is a rare, chronic, life-threatening, blood disorder where red blood cells are mistakenly attacked and destroyed by the complement system. We initiated our Phase 2 clinical program for RA101495 in PNH patients in the second quarter of 2017 and released initial data in June 2017. We expect to report additional data from our Phase 2 program around year-end 2017. We are also developing RA101495, administered SC, to treat other debilitating complement-mediated diseases such as generalized myasthenia gravis, or gMG, atypical hemolytic uremic syndrome, or aHUS, and lupus nephritis, or LN. We expect to initiate a Phase 2 clinical trial with RA101495 for gMG and a Phase 1b clinical trial supporting development in aHUS and LN in the fourth quarter of 2017. Additionally, we are pursuing discovery and preclinical programs targeting selective inhibition of other uncontrolled complement pathway factors to treat a variety of ophthalmic, renal and inflammatory diseases. In addition to our focus on developing novel therapeutics to treat complement-mediated diseases, we have validated our Extreme Diversity platform by successfully identifying and delivering orally-available cyclic peptides for a non-complement cardiovascular target with a large market opportunity in a collaboration with Merck & Co., Inc.

Company Information

        We were incorporated under the laws of the State of Delaware in June 2008 under the name Ra Pharmaceuticals, Inc. Our executive offices are located at 87 Cambridge Park Drive, Cambridge, Massachusetts 02140, and our telephone number is (617) 401-4060. Our website address is www.rapharma.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

        We own various U.S. federal trademark applications and unregistered trademarks, including our company name, Ra Pharmaceuticals, Ra Pharma and our logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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  only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

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  reduced disclosure about our executive compensation arrangements;

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  no non-binding advisory votes on executive compensation or golden parachute arrangements;

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  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

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  an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

        We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC. We may choose to take advantage of some but not all of these exemptions. We have irrevocably elected to "opt out" of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RATIO OF EARNINGS TO FIXED CHARGES

        Our earnings were insufficient to cover fixed charges for each of the periods in the table below, and we are unable to disclose a ratio of earnings to fixed charges for such periods. The table below sets forth our deficiency of earnings to cover fixed charges on a historical basis for the periods indicated. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. The table is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part.

	Three Months Ended
		Year Ended December 31,
	June 30, 2017
		2016	2015	2014
	(in thousands)
Deficiency of Earnings to Fixed Charges	$12,663	$28,882	$13,962	$5,503

        Earnings consist of loss from operations before the benefit from income taxes and fixed charges. Fixed charges consist of the sum of interest expenses and the component of rental expenses that we believe to be representative of the interest factor for these amounts.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include costs to commercialize our products, research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

 SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

        Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share.

        As of September 30, 2017, there were 22,622,755 shares of common stock outstanding and no shares of preferred stock outstanding. As of October 27, 2017, we had approximately 18 record holders of our capital stock.

Common Stock

        We are authorized to issue one class of common stock. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

        In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

        The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under "Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws" below, a majority vote of the holders of common stock is generally required to take action under our certificate of incorporation and by-laws.

Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our company, which might harm the market price of our common stock. See "Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws" below.

        Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders. We have no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Registration Rights

        Based on filings with the Securities and Exchange Commission as of October 31, 2017, the holders of 13.3 million shares of our common stock, or their permitted transferees, which we refer to as our registrable securities, are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of the investor rights agreement that is an exhibit to the registration statement of which this prospectus is a part. The investor rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses incurred in connection with registrations under the investor rights agreement will be borne by us, and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand registration rights

        The holders of our registrable securities are entitled to demand registration rights. Under the terms of the investor rights agreement, we will be required, upon the request of holders of a majority in interest of these holders of these securities that would result in an aggregate offering price of at least $10.0 million, to file a registration statement and use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect up to three registrations pursuant to this provision of the investor rights agreement.

Short-Form Registration Rights

        The holders of our registrable securities are also entitled to short form registration rights. Pursuant to the investor rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of a majority in interest of these holders to sell registrable securities at an aggregate price of at least $1.0 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only two registrations in any twelve month period pursuant to this provision of the investor rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

        The holders of our registrable securities are also entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of our outstanding registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the investor rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

        Our investor rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

        The demand registration rights and short form registration rights granted under the investor rights agreement will terminate on the fifth anniversary of the closing of our initial public offering.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Certain provisions of the Delaware General Corporation Law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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  at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

        Board composition and filling vacancies.    Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

        No written consent of stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

        Meetings of stockholders.    Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

        Advance notice requirements.    Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

        Amendment to certificate of incorporation and by-laws.    Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

        Undesignated preferred stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

        Choice of forum.    Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on The NASDAQ Global Market under the trading symbol "RARX."

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale;"

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the stated maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the periods during which, and places at which, the warrants are exercisable;

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  the manner of exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

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  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

 DESCRIPTION OF UNITS

        We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

        Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

  •
  the price or prices at which such units will be issued;

  •
  the applicable United States federal income tax considerations relating to the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

        We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods or any other method permitted by law.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

        If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

        Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

 LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from Ra Pharmaceuticals, Inc.'s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

        We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference room and the web site of the SEC referred to above.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

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  Annual Report on Form 10-K for the year ended December 31, 2016;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 28, 2017;

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  Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2017 and June 30, 2017;

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  Current Reports on Form 8-K filed with the SEC on June 26, 2017; and

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 21, 2016, including any amendments or reports filed for the purposes of updating this description.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Ra Pharmaceuticals, Inc., 87 Cambridge Park Drive, Cambridge, Massachusetts 02140; telephone: (617) 401-4060.

        You also may access these filings on our website at www.rapharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

May 9, 2018